UNITED STATES

SECURITY AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2008

National Presto Industries, Inc.

(Exact name of registrant as specified in this chapter)

Wisconsin	811-21874	39-0494170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3925 North Hastings Way Eau Claire, Wisconsin		54703-3703
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: 715-839-2121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 16, 2008, Mr. Terry Peterson submitted his resignation, effective immediately, as Chief Financial Officer of National Presto Industries, Inc., due to a serious illness. There were no disagreements between Mr. Peterson and the Company on any matter relating to the Company’s operations, policies or practices.

The Company has begun conducting a search for a replacement Chief Financial Officer. Maryjo Cohen will act as the Company’s interim CFO. Ms. Cohen is the current Chief Executive Officer and Chair of the Board of Directors of the Company.

On June 17, 2008 the Company issued a press release announcing Mr. Peterson’s resignation as Chief Financial Officer. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 Press Release of National Presto Industries, Inc., dated June 17, 2007

This release contains “forward looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties, as well as assumptions, that could cause actual results to differ materially from historical results and those presently anticipated or projected. In addition to the factors discussed above, other important risk factors are delineated in the Company’s various SEC filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Presto Industries, Inc. (Registrant)
/s/ Maryjo Cohen
(Signature) Maryjo Cohen, President and Chief Executive Officer

Date: June 18, 2008